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EXHIBIT 3.6

AMENDED AND RESTATED BY-LAWS

OF

ARG ENTERPRISES, INC.

(formerly known as Saga Capital Corporation)

a California corporation

Effective August 1, 2000

ARTICLE I
Offices

    Section 1.  The principal office of the Corporation shall be in the County of Santa Clara, State of California. Additional offices may be established and maintained at such other place or places, either within or without the State of California, as the Board of Directors may from time to time designate.

ARTICLE II
Meetings of Shareholders

    Section 2.  Place of Meeting.  All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of California, as the Board of Directors may designate. Any meeting shall be valid wherever held if held by written consent of all of the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

    Section 3.  Annual Meetings.  The annual meeting of the shareholders shall be held at the hour of 10:00 o'clock a.m. on the first Monday in May of each year, unless such day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day; provided, however, that any annual meeting may be adjourned as provided by law.

    At each annual meeting there shall be elected a board of Directors to serve during the ensuing; year and until their successors are elected, and such other business shall be transacted as shall properly come before the meeting. If the annual meeting is not held, or the directors are not elected thereat, directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, or any Vice President, or the Secretary, upon the demand of any shareholder entitled to vote thereat for the election of directors or any of them, to call such special meeting.

    Section 4.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth of the voting power of the Corporation. Upon request in writing to the President, or any Vice President, or the Secretary, sent by registered mail or delivered to such officer in person, by any person or persons entitled to call a special meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting trill be held at such time as such officer may fix, but which shall be not less than ten {10) nor more than sixty (60) days after the receipt of such request. If such notice shall not be given within seven (7) days after the date of delivery, or the date of mailing, of such request, the person or persons calling the meeting may fix the time of meeting and give the notice thereof in the manner provided by law or in these By-Laws.

    Section 5.  Notice of Meetings.  Written notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote thereat, and such notice shall specify the place, the day and the hour of the meeting and, in the case of special meetings, the general nature of the business to be transacted. A notice may be given to any shareholder personally or by sending a copy of the notice through the mail or by telegram, with charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation, or given by him to the Corporation for the purpose of notice, or, if no address is so given, addressed to the place where the principal office of the Corporation is situated. All notices required by law or by this By-Law shall be sent to each shareholder entitled thereto not less than three (3) days before such meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in case of an original meeting, but, except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement is taken.

    Section 6.  Quorum—Adjournment.  Except as otherwise provided by law, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting, shall constitute a quorum for the transaction of business at any annual or special meeting of shareholders. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. At any such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting from which the adjournment was taken.

    The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 7.  Consent to Shareholders' Meetings.  The transactions of any meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 8.  Action Without a Meeting.  Any action which, under law, may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

    Section 9.  Voting.  At all meetings of shareholders, except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day three days prior to the meeting, or if some other day be fixed for the determination of shareholders of record pursuant to Article VII of these By-Laws, then on such other day, shall be entitled to vote at the meeting. Such vote may be viva voce or by ballot, provided that any election of directors shall be by ballot if, at the election and before the voting begins, any shareholder shall demand such election by ballot. Every shareholder shall be entitled to one vote for each full share of the Corporation held by him, and to cumulate such votes at any election of directors as allowed by law. A fraction of a share shall not be entitled to any voting rights whatsoever. At any election of directors the candidates receiving the highest number of votes, up to the number of directors to be elected at such election, shall be deemed elected.

    Section 10.  Proxies.  Every person entitled to vote or execute consents may do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation, provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the shareholder executing it specifies therein the length of time such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

ARTICLE III
Directors

    Section 11.  Number of Qualification of Directors.  The Board of Directors of the Corporation shall consist of two (2) members, which number nay be increased or decreased by amendment of the Articles of Incorporation or the By-Laws duly adopted by the shareholders in the manner authorized and permitted by law. Directors need not be shareholders.

    Section 12.  Powers.  Except as otherwise provided by law or by the Articles of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

    Section 13.  Election and Term of Office.  The directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation or removal.

    Section 14.  Place of Directors' Meetings.  Meetings of the directors be held at the principal office of the Corporation, or at any place within or without the State of California as may be designated from time to time by resolution of the Board of Directors or by written consent of all of the members thereof. Any meeting shall be valid wherever held if held by the written Consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation.

    Section 15.  Regular Meetings.  Immediately following the adjournment of the shareholders' meeting at which directors are elected, a meeting of directors shall be held for the purpose of organizing the Board, electing officers and transacting such other business as may come before the meeting. Thereafter, regular meetings shall be held at such times and places as the Board, by resolution, may designate from time to time. Notice of regular meetings need not be given.

    Section 16.  Special Meetings, Notice and Waiver.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or by any Vice President, or by any two directors. Written notice of the time and place of each special meeting of the Board of Directors shall be delivered personally to each director, or sent to each director by letter or by telegram, charges prepaid, addressed to him at his residence or usual place of business, or, if such address is not shown on the records and is not ascertainable, at the city or place in which the meetings of the directors are regularly held; provided that notice of the time and place of holding of an adjournment of a regular or special meeting need not be given to absent directors if the time and place of such meeting are fixed at the meeting adjourned. If such notice is sent by letter or telegram, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours before the time fixed for the meeting. If such notice is delivered personally, it shall be so delivered at least twenty-four (24) hours before the time fixed for the meeting. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 17.  Action Without Meeting.  Any action required or permitted to be taken by the Board of directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

    Section 18.  Quorum.  At all meetings of the Board of Directors a majority of the directors then in office, present in person at such meeting, shall be sufficient to constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until the time fixed for the next regular meeting of the Board of Directors.

    Section 19.  Organization.  the President or, in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or, in his absence, any person appointed by the presiding officer, shall act as secretary of the Board of Directors.

    Section 20.  Resignation of Vacancies.  Any director of the Corporation may resign at any time by giving written notice to the President, or the Secretary of the Corporation, or to the Board of Directors. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

    Section 21.  Compensation.  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at the meetings of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for any such service.

ARTICLE IV
Committees

    Section 22.  Executive Committee.  The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board, may appoint an Executive Committee, composed of two or more directors of the Corporation, and may delegate to the Executive Committee any or all of the powers of authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and the power to adopt, amend or repeal By-Laws.

    Section 23.  Other Committees.  The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board, may create and appoint such other committee or committees from time to time, with such functions and duties as a majority of the whole Board shall be resolution prescribe.

    Section 24.  Procedure.  A majority of all the members of any committee, including the Executive Committee, may fix the rules of procedure of such committee, determine its action and fix the time and place, whether within or without the State of California, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, with or without cause, at any time.

ARTICLE V
Officers

    Section 25.  Number.  The officers of the Corporation shall be a President, one or more Vice Presidents, one of whom may be designated Executive Vice President, a Secretary, a Treasurer, and such other officers as may be elected by the Board of Directors or appointed in accordance with the provisions of Section 27 of these By-Laws. Any two or more of such offices, except those of President and Secretary, may be held by the same person. The Board of Directors, in its discretion, may leave unfilled for any period any office except the offices of President, Secretary and Treasurer.

    Section 26.  Election and Term of Office.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 27 of these By-Laws, shall be chosen annually by the Board of Directors and shall hold office until his successor shall have been duly chosen, or until his death, resignation or removal.

    Section 27.  Subordinate Officers.  The Board of Directors may appoint such other officers, committees or agents as the business of the Corporation may require, including one or more Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors nay from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents.

    Section 28.  Removal, Resignation and Vacancies.  Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors, or, except in case of any officer elected by the Board of Directors, by any committee or superior officer or officers having the power to appoint such officer. any officer elected by the Board of Directors, by any committee or superior officer or officers having the power to appoint such officer. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Vacancies in any office arising; from any cause may be filled in the manner prescribed in these By-Laws for appointment or election to such office.

    Section 29.  President.  The President shall be the chief executive officer of the Corporation and shall have general supervision over the affairs of the Corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the Board of Directors, and, in general, shall perform all duties as are prescribed by the Board of Directors to the office of President, or as are prescribed by the Board of Directors. He shall be ex-officio a member of all committees, if any, appointed pursuant to Article IV of these By-Laws.

    Section 30.  Vice Presidents.  At the request of President, or, in his absence or disability, the Vice President designated by the President (or, in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Directors or by the President.

    Section 31.  Secretary.  The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding of each meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

    The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or at the office of its transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of each certificate surrendered for cancellation.

    The Secretary shall give, or cause to be given, all notices of meetings of the shareholders and of the Board of Directors in accordance with these By-Laws or as required by law, shall be custodian of the seal of the Corporation, and, in general, shall have such other powers and perform such other duties as may be incident to the office of Secretary, or as may be assigned to him by the Board of Directors or by the President.

    Section 32.  Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be selected in accordance with Article IV hereof. He shall keep and maintain, Or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any director. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President or the directors, upon request, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as are incident to the office of Treasurer, or as may be assigned to him by the Board of Directors or by the President.

    Section 33.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
Contracts, Checks, Drafts, Bank Accounts, etc.

    Section 34.  Contracts and Other Instruments.  Except as in these By-Laws otherwise provided, the Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its assets or credit or to subject it to any liability for any purpose or in any amount.

    Section 35.  Deposits.  All funds of the Corporation shall be deposited to the account of the Corporation in such banks, trust companies or other depositaries as may be approved by the Board of Directors or by any officer authorized by the Board of Directors to designate such depositaries.

    Section 36.  Checks, Drafts, etc.  The Board of Directors may by resolution authorize from time, to time such person or persons as it may designate to sign and/or countersign checks, drafts or other orders for payment of funds of the Corporation, and may also by resolution authorize any officer of the Corporation to designate from time to time any person or Persons to sign and/or countersign checks, drafts or other orders for payment of funds of the Corporation.

ARTICLE VII
Certificates for Shares and Their Transfer

    Section 37.  Certificates for Shares.  Certificates for shares of the Corporation shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Each certificate for shares shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, or shall be authenticated by facsimiles of the signature of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature shall be countersigned by a transfer agent or transfer clerk and registered by a duly qualified registrar.

    In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been written, printed or stamped on, any certificate or certificates for shares of the Corporation shall cease to be such officer or officers because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and, upon the issue and delivery thereof, shall be as valid and effective in all respects as though signed by the duly elected, qualified and authorized officers of the Corporation, provided such certificate or certificates are countersigned and registered as above provided.

    Section 38.  Transfer on the Books.  Upon surrender to the Secretary or transfer agent (if any) of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Secretary or transfer agent (if any) shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with law or with these By-Laws, as it may deem expedient, concerning the issuance, transfer and registration of certificates for shares, and may appoint one or more transfer agents or registrars or both.

    Section 39.  Lost or Destroyed Certificates.  The Corporation nay issue a new certificate for shares in the place of any certificate theretofore issued by it and alleged to have been lost or destroyed. The Board of Directors may, in its discretion, require the owner of such lost or destroyed Certificate, or his legal representative, to give the Corporation a bond or other security in such sum and with such surety or sureties as the Board may direct, to indemnify the Corporation and any transfer agents and registrars against any claim that may be made, or may authorize the issue of a new certificate without requiring any bond or other security when, in the judgment of the Board of Directors, it is proper to do so.

    Section 40.  Determination of Shareholders of Record.  The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such record date. Such record date shall be not more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than fifty (50) days prior to the date of any shareholders' meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

ARTICLE VIII

Fiscal Year

    Section 41.  The fiscal year of the Corporation shall be fixed and may be changed from time to time by resolution of the Board of Directors.

ARTICLE IX

Waiver of Notice

    Section 42.  Whenever any notice whatever is required to be given by statute or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE X

Amendment of By-Laws

    Section 43.  Except as otherwise provided by law, these By-Laws may be altered, amended or repealed, and new By-Laws may be adopted and added, by written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, or by vote of said shareholders at any annual meeting, of the shareholders of the Corporation, or at any special meeting thereof called for that purpose. Except as otherwise provided by law or by these By-Laws, any of said By-Laws may also be adopted, altered, amended, repealed or added to by the affirmative vote of a majority of the whole Board of Directors at any regular meeting, or at any special meeting called for that purpose; provided, however, that all By-Laws by the directors shall be subject to shareholders.

ARTICLE XI

Indemnification of Directors, Officers, Employees, and Other Agents

    Section 44.  The corporation shall, to the maximum extent permitted by the California General Corporation Law and by the corporation "s Restated Articles of Incorporation, have power to indemnify each of its agents (as that term is defined in Section 317 of the Corporations Code) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any claim arising (8 out of any actual or alleged breach by the agent of a duty to the corporation or its shareholders, whether in connection with action taken in an official capacity or in another capacity while holding such office, or (ii) by reason of the fact that such agent is or was an agent of the corporation. The corporation shall also have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by law. Furthermore, to the maximum extent permitted by the California General Corporation Law, the corporation shall so indemnify each of its officers and directors, and shall so advance expenses (provided, however, that the individual was acting within the scope of the corporation's delegation of authority policy), in every instance in which it is authorized to do so (and to the fullest extent to which it is authorized) by express provision of Section 204 or 317 of the Corporations Code, by Article SIXTH of the Restated Articles of Incorporation or by this Article XII of the Bylaws.

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  EXHIBIT 3.6
ARTICLE VIII Fiscal Year
ARTICLE IX Waiver of Notice
ARTICLE X Amendment of By-Laws
ARTICLE XI Indemnification of Directors, Officers, Employees, and Other Agents